EXHIBIT 99.1

News

Madison, Wis., Aug. 24, 2010—Mark D. Bugher has been elected to the Board of Directors of Madison Gas and Electric and MGE Energy, Inc., effective Sept. 17, 2010.

Mr. Bugher is Director of the University Research Park, University of Wisconsin-Madison. Prior to joining the Research Park in 1999, he served the State of Wisconsin as Secretary of Administration from 1996 to 1999 and as Secretary of Revenue from 1988 to 1996.

Mr. Bugher also currently chairs the Wisconsin Technology Council and serves on the Greater Madison Chamber of Commerce Board (past chair 2008-2009).

MGE Energy (Nasdaq: MGEE) is a public utility holding company. Its principal subsidiary, Madison Gas and Electric (MGE), generates and distributes electricity to 138,000 customers in Dane County, Wis., and purchases and distributes natural gas to 142,000 customers in seven south-central and western Wisconsin counties. MGE's roots in the Madison area date back more than 150 years.

Contact:

Margaret Collins

Manager - Corporate Communications

608-252-7088

mcollins@mge.com